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                                                                   Exhibit 23.1






                           CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 to be filed on or about March 28, 1997) and related Prospectus of FirstPlus Financial Group, Inc. for the registration of 552,239 shares of its common stock and to the incorporation by reference therein of our report dated October 25, 1996, with respect to the consolidated financial statements of FirstPlus Financial Group, Inc., formerly RAC Financial Group, Inc., included in its Annual Report (Form 10-K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.




                                       Ernst & Young LLP

Dallas, Texas
March 27, 1997